Exhibit 16.1

MOORE & ASSOCIATES, CHARTERED

    ACCOUNTANTS AND ADVISORS

            PCAOB REGISTERED

November 7, 2006

Securities and Exchange Commission

100 F Street, N.E.

Washington D.C. 20549

Commissioners:

We have read the statements made by Surfect Holdings, Inc. (formerly “Windy Creek Developments, Inc.”) in Items 2.01 and 4.01 of its Form 8-K/A Amendment No. 1 dated September 27, 2006 filed on November 7, 2006. We agree with the statements concerning our Firm in such Form 8-K/A Amendment No. 1. We are not in a position to agree or disagree with other statements of Surfect Holdings, Inc. contained therein.

Very truly yours,

/s/ Moore & Associates, Chartered

2675 S Jones Blvd, Ste 109, Las Vegas, NV 89146 (702)253-7511 Fax (702)253-7501